As filed with the Securities and Exchange Commission on April 5, 2012 Registration No. 333-176664

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

ARNO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	200 Route 31 North, Suite 104	52-2286452
(State or other jurisdiction of	Flemington, NJ 08822	(I.R.S. Employer
Incorporation or organization)	Telephone (862) 703-7170 (Address of principal executive offices)	Identification No.)

2005 STOCK OPTION PLAN

(Full title of the Plan)

Mr. Glenn R. Mattes	Copies to:
President and Chief Executive Officer	Christopher J. Melsha, Esq.
Arno Therapeutics, Inc.	Sean M. Nagle, Esq.
200 Route 31 North, Suite 104	Fredrikson & Byron, P.A.
Flemington, NJ 08822	200 South 6th Street, Suite 4000
Telephone: (862) 703-7170	Minneapolis, Minnesota 55402
(Name and address of agent for service)	Telephone: (612) 492-7000
Facsimile: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY NOTE

On September 2, 2011, the Registrant filed a registration statement on Form S-8 (File No. 333-176664) (the “Registration Statement”).  The Registrant is filing this Post-Effective Amendment No. 1 (“Amendment No. 1”) to the Registration Statement for the sole purpose of including the consent of Crowe Horwath LLP to permit the incorporation by reference into the Registration Statement of that firm’s audit report contained in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011. The consent is filed herewith as Exhibit 23.2. Except as otherwise stated herein, no other information contained in the Registration Statement has been updated by this Amendment No. 1.

PART II

Item 8. Exhibits.

Exhibit	Description
4.1	Registrant’s 2005 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 10-Q filed August 15, 2011).
4.2	Form of stock option agreement for use under the Registrant’s 2005 Stock Option Plan (incorporated by reference to Exhibit 10.4 of the Registrant’s Form 8-K filed June 9, 2008).
4.3	Amended & Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 filed November 8, 2010, SEC File No. 333-170474).
4.4	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form SB-2 filed on October 2, 2002, SEC File No. 333-100259).
5.1	Opinion of Fredrikson & Byron, P.A. (previously filed)
23.1	Consent of Crowe Horwath LLP dated September 2, 2011 (previously filed)
23.2	Consent of Crowe Horwath LLP dated April 5, 2012
23.3	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (previously filed)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flemington, State of New Jersey, on April 5, 2012.

Arno Therapeutics, Inc.

By:	/s/ Glenn R. Mattes
Glenn R. Mattes
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Glenn R. Mattes	President, Chief Executive Officer and Director	April 5, 2012
Glenn R. Mattes	(Principal Executive Officer)

*	Treasurer	April 5, 2012
Scott L. Navins	(Principal Financial and Accounting Officer)

*	Chairman of the Board	April 5, 2012
Arie S. Belldegrun, M.D.

*	Director	April 5, 2012
William F. Hamilton, Ph.D.

Director
Tomer Kariv

Director
Yacov Reizman

Director
Steven B. Ruchefsky

*	Secretary and Director	April 5, 2012
David M. Tanen

*	/s/ Glenn R. Mattes
Glenn R. Mattes
Attorney-in-fact

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INDEX TO EXHIBITS FILED HEREWITH

Exhibit	Description
23.2	Consent of Crowe Horwath LLP dated April 5, 2012

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